Exhibit 10.2

CONSENT AGREEMENT

This Consent Agreement (this “Agreement”), effective as of September 8, 2014 (the “Effective Date”), is by and between Kappa Lending Group, LLC, a Pennsylvania limited liability company (“Lender”), and AMREP Southwest Inc., a New Mexico corporation (“Borrower” and together with Lender, the “Parties”).

WHEREAS, Borrower and Lender are parties to the Loan Agreement, dated December 17, 2009, as amended by the First Amendment to Loan Agreement, dated April 29, 2011, the Second Amendment to Loan Agreement, dated August 24, 2012, and the Third Amendment to Loan Agreement, dated November 19, 2012 (collectively, and as may be amended from time to time, and including the promissory notes issued or modified in connection therewith, the “Loan Agreement”);

WHEREAS, Borrower granted (1) a mortgage to Lender (as assignee of Compass Bank) with respect to certain real estate pursuant to a mortgage dated December 17, 2009, as modified by the Modification of Mortgage, dated April 29, 2011 and (2) a mortgage to Lender with respect to certain additional real estate pursuant to a mortgage dated November 19, 2012 ((1) and (2) collectively, and as may be amended from time to time, the “Mortgage”);

WHEREAS, Borrower, and its subsidiary, Outer Rim Investments, Inc., desire to enter into an Oil and Gas Lease and the Addendum thereto (collectively, the “Lease”) with Thrust Energy, Inc. and Cebolla Roja, LLC (collectively, “Lessee”), pursuant to which Borrower and Outer Rim Investments, Inc. will lease all minerals and mineral rights owned by Borrower and Outer Rim Investments, Inc. or for which Borrower and Outer Rim Investments, Inc. has executive rights in and under approximately 55,000 surface acres of land in Sandoval County, New Mexico (the “Leased Premises”);

WHEREAS, the Mortgage includes a lien on a portion of the Leased Premises;

WHEREAS, Borrower and Lessee have requested that Lender enter into a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) with respect to any real property included in the Mortgage and in the Leased Premises;

WHEREAS, under the terms of the Mortgage, Borrower has requested that Lender provide its approval to Borrower to enter into the Lease; and

WHEREAS, Lender has agreed to grant its consent to Borrower to enter into the Lease subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1. Lease.

1.1. Consent. Lender hereby agrees and consents to Borrower entering into the Lease, and solely, with respect to the Lease, Lender waives any restriction, covenant or obligation contained in the Loan Agreement, Mortgage or otherwise with respect thereto or the activities contemplated thereby. For the avoidance of doubt, upon termination or expiration of the Lease for any reason whatsoever, all rights to extract minerals from the Mortgaged Property (as defined in the Mortgage) shall cease and all existing restrictions, covenants or obligations that are presently existing in the Loan Agreement or Mortgage shall remain in full force and effect unchanged by this Agreement. Simultaneously with the execution of this Agreement, Lender shall execute the SNDA.

1.2. Consent Payment. Notwithstanding anything to the contrary in the Loan Agreement or Mortgage, in consideration of Lender providing its consent in Section 1.1 and entering into the SNDA contemplated by Section 1.1,

(a) upon execution and delivery of this Agreement by the parties thereto, Borrower shall pay Lender a fee in the amount of one hundred thousand dollars ($100,000.00) and such amount shall not be credited against the outstanding amounts due to Lender under the Loan Agreement;

(b) following receipt by Borrower of any royalty payments under the Lease with respect to oil and gas produced from the Leased Premises, Borrower shall pay Lender, on or before the date twenty (20) days following the end of each calendar quarter, twenty five percent (25%) of such royalty payments received by Borrower during such calendar quarter and such amount shall be credited against the outstanding amounts due to Lender under the Loan Agreement; and

(c) other than as required by Sections 1.2(a) and 1.2(b), no payments shall be required to be made by Borrower to Lender in connection with the Lease.

2. Option Lease.

2.1. Consent. If Lessee elects to extend the term of the Lease by exercising its right to require the parties thereto to enter into an Option Lease (as defined in the Lease), Lender hereby agrees and consents to Borrower entering into an Option Lease, and solely, with respect to the Option Lease, Lender waives any restriction, covenant or obligation contained in the Loan Agreement, Mortgage or otherwise with respect thereto or the activities contemplated thereby. For the avoidance of doubt, upon termination or expiration of the Option Lease for any reason whatsoever, all rights to extract minerals from the Mortgaged Property shall cease and all existing restrictions, covenants or obligations that are presently existing in the Loan Agreement or Mortgage shall remain in full force and effect unchanged by this Agreement. Simultaneously with the execution of the Option Lease, Lender shall execute any additional SNDA that may be requested by Lessee that is in form and substance substantially similar to the SNDA executed by Lender in connection with the Lease as contemplated by Section 1.1.

2.2. Consent Payment. Notwithstanding anything to the contrary in the Loan Agreement or Mortgage, in consideration of Lender providing its consent in Section 2.1 and entering into any SNDA contemplated by Section 2.1, if Lessee elects to extend the term of the Lease by exercising its right to require the parties thereto to enter into an Option Lease and there are outstanding amounts due to Lender under the Loan Agreement,

(a) upon the execution of the Option Lease by the parties thereto, Borrower shall pay Lender a fee in the amount of one hundred thousand dollars ($100,000.00) and such amount shall not be credited against the outstanding amounts due to Lender under the Loan Agreement;

(b) following receipt by Borrower of any royalty payments under the Option Lease with respect to oil and gas produced from the minerals and mineral rights leased pursuant to the Option Lease, Borrower shall pay Lender, on or before the date twenty (20) days following the end of each calendar quarter, twenty five percent (25%) of such royalty payments received by Borrower during such calendar quarter and such amount shall be credited against the outstanding amounts due to Lender under the Loan Agreement; and

(c) other than as required by Sections 2.2(a) and 2.2(b), no payments shall be required to be made by Borrower to Lender in connection with the Option Lease.

3. Cessation of Payments to Borrower. Notwithstanding anything to the contrary in the Loan Agreement, the Mortgage or this Agreement, any payments contemplated by this Agreement to be made from Lender to Borrower shall cease upon payment in full of all outstanding amounts due to Lender under the Loan Agreement. Under no circumstances shall Borrower be required to pay any amounts to Lender in connection with the Loan Agreement, the Mortgage or this Agreement in excess of the outstanding amounts due to Lender under the Loan Agreement, other than as required by Section 1.2(a) or as may be required by Section 2.2(a).

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4. Representations and Warranties. Each Party makes the following representations and warranties to the other Party:

4.1. Status. Such Party is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

4.2. Authorization. Such Party has the requisite power and authority to execute and deliver this Agreement, to grant the rights and licenses granted hereunder and to perform its obligations to be performed by it hereunder. Such execution, delivery and performance have been duly authorized by all necessary action on the part of such Party. This Agreement constitutes the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

4.3. Consents and Approvals. Neither the execution and delivery by such Party of this Agreement, nor the performance of the transactions performed hereunder by such Party, will require any filing under, consent, renegotiation or approval by, or conflict with, result in any breach of or constitute a default under (a) any provision of any Law to which such Party is subject, (b) the constituent documents of such Party, or (c) any contract, instrument, governmental permit or other document to which such Party is subject. There are no claims, suits or proceedings pending or threatened against or affecting such Party which, if adversely determined, would prevent such Party from performing its obligations hereunder or impair the rights granted to the other Party in this Agreement.

5. Miscellaneous.

5.1. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New Mexico. Any legal suit, action or proceeding arising out of or related to this Agreement or the matters contemplated hereunder shall be instituted exclusively in the federal courts of the United States in Bernalillo County, New Mexico or the courts of the State of New Mexico located in Sandoval County, New Mexico, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding and waives any objection based on improper venue or forum non conveniens. Service of process, summons, notice or other document in accordance with Section 5.9 shall be effective service of process for any suit, action or other proceeding brought in any such court.

5.2. Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

5.3. Expenses and Cooperation. Each Party shall bear all of its own expenses in connection with the negotiation and execution of this Agreement and any SNDA and the transactions contemplated hereby and thereby. Each Party shall, on the reasonable request and at the sole cost and expense of the other Party, take, execute, acknowledge and deliver all such further acts, documents and instruments necessary to give full effect to this Agreement or acknowledge the agreements concluded or contained in this Agreement.

5.4. No Assignment or Third-Party Beneficiaries. Neither Party shall assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations, under this Agreement, in each case whether voluntarily, involuntarily, by operation of law or otherwise, without the other Party’s prior written consent, which consent shall not be unreasonably withheld or delayed. No delegation or other transfer will relieve a Party of any of its obligations under this Agreement. Any purported assignment, delegation or transfer in violation of this Section 5.4 is void. Notwithstanding the foregoing, in connection with the assignment or other transfer of the Loan Agreement by either Party, this Agreement (including its rights and obligations hereunder) shall automatically be assigned, transferred, delegated and novated by such Party to its assignee or transferee of the Loan Agreement. This Agreement is for the sole benefit of the Parties and their respective permitted successors and assigns and nothing herein, express or implied, is intended to or shall confer on any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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5.5. Amendment and Modification; Waiver. No amendment to or modification of or rescission, termination or discharge of this Agreement is effective unless it is in writing, identified as an amendment to or rescission, termination or discharge of this Agreement and signed by an authorized representative of both Parties. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed or acknowledged by the Party so waiving.

5.6. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

5.7. Attorneys’ Fees. In the event that any Party institutes any legal suit, action or proceeding against any other Party arising out of or relating to this Agreement or otherwise, the prevailing Party in the suit, action or proceeding shall be entitled to receive in addition to all other damages to which it may be entitled, the costs incurred by such Party in conducting the suit, action or proceeding, including reasonable attorneys’ fees and expenses and court costs.

5.8. Interpretation. For purposes of this Agreement, (a) the words “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive and (c) the words “herein,” “hereof,” “hereby” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

5.9. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the addresses set forth below (or to such other address that may be designated by a Party from time to time in accordance with this Section 5.9).

Lender:	Kappa Lending Group, LLC
P.O. Box 736
40 E. Skippack Pike
Fort Washington, PA 19034
Attention: William J. Bonner, Jr., General Counsel
Facsimile: 215-643-3818

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Borrower:	AMREP Southwest Inc.
333 Rio Rancho Drive S.W., Suite 400
Rio Rancho, New Mexico 87124
Attention: Senior Vice President
Facsimile: 505-896-9180

with a required copy to:
AMREP Corporation
300 Alexander Park, Suite 204
Princeton, New Jersey 08540
Attention: General Counsel
Facsimile: 609-716-8255

5.10. Certification of Review and Drafting. Each Party certifies that it has read the terms of this Agreement, that it understands the terms of this Agreement, and that it is entering into this Agreement of its own volition. Each Party warrants and represents that it has received independent legal advice from its attorney regarding its decision with respect to the advisability of making and entering into this Agreement. Each Party and its counsel has reviewed this Agreement and has participated in its drafting and, accordingly, no Party shall attempt to invoke the normal rule of construction to the effect that ambiguities are to be resolved against the drafting Party in any interpretation of this Agreement.

5.11. No Recording. Borrower shall not record this Agreement or any document or instrument making reference to this Agreement as a public record with the Sandoval County Clerk. In the event that Borrower shall record this Agreement or any document or instrument making reference to this Agreement as a public record with the Sandoval County Clerk, this Agreement shall, at Lender’s option, terminate immediately and Lender shall be entitled to all rights and remedies that it has under the Loan Agreement, Mortgage or at law or in equity. Lender understands and agrees that Borrower’s affiliate will file this Agreement with the Securities and Exchange Commission and that the Agreement will become publicly available as a result.

5.12. No Modification of Lease. If there are any outstanding amounts due to Lender under the Loan Agreement, Borrower shall not amend, extend (except as expressly permitted by the Lease) or modify the Lease in any manner whatsoever without the prior written consent of Lender, if such amendment, extension or modification would (a) adversely change the royalty payment percentage due to Borrower under the Lease, (b) cause Borrower to incur additional payment obligations exceeding $5,000 in any calendar quarter or (c) materially adversely affect the rights or obligations of Borrower as lessor under the Lease solely with respect to the Mortgaged Property.  Any such amendment, extension or modification without Lender’s prior written consent shall be void and of no force or effect.  Notwithstanding anything to the contrary in this Agreement, Borrower may terminate the Lease without the Lender’s consent. Promptly following any such termination, Borrower agrees to provide Lender written notice of such termination and shall use its commercially reasonable efforts to cause the removal of the SNDA from the records of the Sandoval County Clerk.  Borrower shall send Lender a copy of any proposed Lease amendment or modification at least five (5) business days prior to execution to allow Lender to review same and ensure that its terms do not violate subsection (a), (b) or (c) above in this Section 5.12.  For any amendment or modification requiring Lender’s consent pursuant to subsection (a), (b) or (c) above in this Section 5.12, Lender’s consent may be granted or withheld in Lender’s sole discretion. Notwithstanding anything to the contrary in this Agreement, it shall not be an amendment, extension or modification of the Lease, or otherwise require the consent of the Lender, for Borrower to enter into a division or similar order consistent with the terms of the Lease, pursuant to Borrower’s obligations to third parties or as required by law. Borrower shall promptly deliver to Lender copies of all division orders executed in connection with the Lease and upon the request of Lender, Borrower shall deliver copies of all correspondence and supporting documentation related to royalty payments or such division orders.

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5.13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission (to which a signed PDF copy is attached) shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, each Party has caused this Consent Agreement to be duly executed by its authorized representative as of the Effective Date.

Kappa Lending Group, LLC		AMREP Southwest Inc.

By:	/s/ William J. Bonner, Jr	By:	/s/ James Wall, Jr
	Name: William J. Bonner, Jr.		Name: James Wall, Jr.
	Title: Vice President		Title: Senior Vice President

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